Exhibit 10.1
September 30, 2010
Mr. David Carlson
Chief Financial Officer
LaCrosse Footwear, Inc.
17634 NE Airport Way
Portland, OR 97230
Mr. David Carlson
Chief Financial Officer
Danner, Inc.
17634 NE Airport Way
Portland, OR 97230
Re:	Amended and Restated Credit Agreement between LaCrosse Footwear, Inc. (“Borrower”) and Wells Fargo Bank, National Association (“Lender”), dated as of March 1, 2009, as amended (“Credit Agreement”)
Dear Dave:
     We have previously granted our approval to Borrower and/or Danner, Inc. (“Danner”) making investments in tenant improvements and other fixed assets in calendar year 2010 in connection with the move of the Borrower/Danner Portland factory to a new facility at 18201 NE Portal Way, Portland, Oregon 97230, and the move of the Portland factory outlet store to a new facility at 12021 NE Airport Way, Suite B, Portland, Oregon 97220, and making investments in other fixed assets. Our approval was subject to the proviso that the total investments in fixed assets by Borrower, Danner and Borrower’s other Material Subsidiaries, for all purposes in calendar years 2009 and 2010, shall not exceed $15,000,000 combined for the two years. We hereby increase that limit from $15,000,000 to $17,500,000. All other provisions of the Loan Documents, as modified by our prior letter agreements with respect thereto, remain in effect.
     Terms that are used in this letter that are defined in the Credit Agreement have the same meaning in this letter that they are given in the Credit Agreement.
     The foregoing consent shall take effect when we receive an original or photocopy of a signature of an authorized officer of Borrower and Danner where indicated below.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ James R. Bednark
James R. Bednark
Senior Vice President

CONSENT
     The undersigned acknowledged and consent to the foregoing, and Danner, Inc. agrees that the foregoing shall not prejudice its obligations and the security interest granted under the Third Party Security Agreement granted by the undersigned in favor of Wells Fargo Bank, National Association, dated as of April 15, 2004, as amended, which are hereby reaffirmed in all respects.
     DATED as of September 30, 2010.

LACROSSE FOOTWEAR, INC.	DANNER, INC.

/s/ Joseph P. Schneider	/s/ Joseph P. Schneider

Joseph P. Schneider	Joseph P. Schneider
President/Chief Executive Officer	President/Chief Executive Officer

/s/ David Carlson	/s/ David Carlson

David Carlson	David Carlson
Executive Vice President, Chief Financial Officer and	Executive Vice President, Chief Financial Officer and
Secretary	Secretary